EXHIBIT 99.2
EX-99.2 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements give effect to the merger transaction between Avatech Solutions Inc. (“Avatech”) and Rand Worldwide Inc. (“Rand Worldwide”) which was completed on August 17, 2010 (the “Closing Date”).
     For accounting purposes, Rand Worldwide was deemed to have acquired Avatech in the merger transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of Avatech, while the historical results of Rand Worldwide are reflected in the results of the combined company. For purposes of these unaudited pro forma condensed combined financial statements, Rand Worldwide and Avatech have made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their fair value at the acquisition date. A final determination of these estimated fair values will be made in due course. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the finalization of the valuation analyses.
     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Rand Worldwide and Avatech, adjusted to give effect to the acquisition of Avatech by Rand Worldwide. The pro forma adjustments are described in the accompanying notes presented on the following pages.
     Prior to the acquisition, Rand Worldwide’s fiscal year end was October 31 and Avatech’s fiscal year end was June 30, but immediately following the merger, Rand Worldwide changed its fiscal year to June 30 in order to match the fiscal year end of Avatech. For the purposes of the pro forma presentation, fiscal periods of the two entities whose end dates were thirty days or fewer apart were deemed to be comparable.
     The unaudited pro forma condensed combined balance sheet gives effect to the merger based on the historical balance sheets of Rand Worldwide as of April 30, 2010 and that of Avatech as of March 31, 2010. The Rand Worldwide balance sheet information was derived from its unaudited balance sheet as of April 30, 2010 that is filed as Exhibit 99.1 to this Form 8-K/A. The Avatech information was derived from its unaudited balance sheet as of March 31, 2010 included in its quarterly report on Form 10-Q that was filed on May 17, 2010.
     The unaudited pro forma condensed combined statements of operations are presented based on the latest fiscal year and interim periods of the registrant, Avatech, as of the filing date of the original Form 8-K. Accordingly, the historical results of Avatech are derived from its unaudited condensed consolidated financial statements for the nine months ended March 31, 2010 included in its quarterly report on Form 10-Q that was filed on May 17, 2010 and audited consolidated statement of operations for the year ended June 30, 2009 included in its annual report on Form 10-K that was filed on September 28, 2009. The historical results of Rand Worldwide were derived from its unaudited consolidated statement of operations for the nine months ended April 30, 2010 and for the twelve months ended July 31, 2009. The adjustments for the pro forma condensed combined statements of operations are presented assuming the merger was consummated at the beginning of the aforementioned twelve month periods of each respective company.
     The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Rand Worldwide and Avatech been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical		Pro forma
	Rand
	Worldwide	Avatech as
	as of	of
Amounts in thousands	April 30, 2010	March 31, 2010	Adjustments		Combined
			(Note 4)
Assets
Current assets
Cash	$992	$3,550	$—		$4,542
Accounts receivable, less allowances	8,333	5,301	—		13,634
Other receivables	409	317	—		726
Inventory	93	30	—		123
Prepaid expense and other current assets	1,162	264	—		1,426
Income tax refund receivable	—	309	—		309
Deferred income taxes, current	—	65	—		65

Total current assets	10,989	9,836	—		20,825

Property and equipment	1,595	525	—		2,120

Acquired intangible assets, net of amortization	1,780	1,097	4,562	(A)	7,439
Goodwill	7,307	5,968	1,780	(B)	15,055
Deferred income taxes, net	—	246	—		246
Other assets	432	165	—		597

Total Assets	$22,103	$17,837	$6,342		$46,282

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Revolving line of credit	$3,552	$—	$—		$3,552
Accounts payable and accrued expenses	8,817	5,698	1,109	(C)	15,624
Deferred revenue and advanced payments	2,476	1,197	(173)	(D)	3,500
Due to related parties, current	5,807	—	(5,807)	(E)	—
Income taxes payable	53	856	—		909
Other current liabilities	54	127	—		181

Total current liabilities	20,759	7,878	(4,871)		23,766

Long term liabilities
Due to related parties, long term	6,555	—	(6,555)	(E)	—
Obligations under capital leases	39	66	—		105
Other long-term liabilities	97	—	2,182	(F)	2,279

Total liabilities	27,450	7,944	(9,244)		26,150

Redeemable preferred stock	37,606	—	(37,606)	(E)	—

Stockholders’ equity (deficit)
Convertible preferred stock	—	11	—		11
Common stock	10	171	338	(G)	519
Additional paid-in capital	—	12,384	51,290	(H)	63,674
Accumulated deficit	(44,035)	(2,673)	1,564	(I)	(45,144)
Accumulated other comprehensive income	1,072	—	—		1,072

Total stockholders’ equity (deficit)	(42,953)	9,893	53,192		20,132

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)	$22,103	$17,837	$6,342		$46,282

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical		Pro forma
	Rand
	Worldwide	Avatech	Adjustments		Combined
	Twelve Months Ended
	July 31,	June 30,
Amounts in thousands except share and per share amounts	2009	2009	(Note 4)
Revenues
Product sales	$25,336	$17,516	$—		$42,852
Service revenue	17,676	9,446	(206)	(J)	26,916
Commission revenue	14,281	7,973	—		22,254
Sale of developed software	—	500	—		500

Total revenue	57,293	35,435	(206)		92,522

Cost of revenue
Cost of product sales	19,329	11,596	(267)	(K)	30,658
Cost of service revenue	15,397	7,384	1,108	(K)	23,889

Total cost of revenue	34,726	18,980	841		54,547

Gross profit	22,567	16,455	(1,047)		37,975

Other operating expenses
Selling, general and administrative	24,668	16,245	(1,619)	(L)	39,294
Depreciation and amortization	2,528	723	114	(M)	3,365
Restructuring charges	1,615	—	—		1,615
Impairment of acquired intangible assets	11,914	—	—		11,914
Impairment of goodwill	9,235	—	—		9,235

Total operating expenses	49,960	16,968	(1,505)		65,423

Operating income (loss) from continuing operations	(27,393)	(513)	458		(27,448)

Other expenses (income)
Interest expense	1,592	33	(1,586)	(N)	39
Currency exchange gains	(75)	—	—		(75)
Other expense (income)	—	(51)	—		(51)

Income (loss) from continuing operations before income taxes	(28,910)	(495)	2,044		(27,361)

Income tax expense (benefit)	(134)	(182)	(6,191)	(O)	(6,507)
Preferred stock dividends	—	512	—		512

Income (loss) from continuing operations	$(28,776)	$(825)	$8,235		$(21,366)

Earnings (loss) per common share, basic	$(3.03)	$(0.05)	—		$(0.42)
Weighted average shares used in computation — basic	9,500,000	16,815,722	34,632,697	(P)	51,448,419
Earnings (loss) per common share, diluted	$(3.03)	$(0.05)	—		$(0.42)
Weighted average shares used in computation — diluted	9,500,000	16,815,722	34,632,697		51,448,419
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical		Pro forma
	Rand
	Worldwide	Avatech	Adjustments		Combined
	Nine Months Ended
	April 30,	March 31,
Amounts in thousands except share and per share amounts	2010	2010	(Note 4)
Revenues
Product sales	$18,278	$11,472	$—		$29,750
Service revenue	11,299	6,122	—		17,421
Commission revenue	7,116	6,269	—		13,385

Total revenue	36,693	23,863	—		60,556

Cost of revenue
Cost of product sales	12,320	7,027	(217)	(K)	19,130
Cost of service revenue	9,274	3,786	527	(K)	13,587

Total cost of revenue	21,594	10,813	310		32,717

Gross profit	15,099	13,050	(310)		27,839

Other operating expenses
Selling, general and administrative	17,108	10,512	(1,167)	(L)	26,453
Depreciation and amortization	862	451	122	(M)	1,435
Restructuring charges	760	—	—		760

Total operating expenses	18,730	10,963	(1,045)		28,648

Operating income (loss) from continuing operations	(3,631)	2,087	735		(809)

Other expenses (income)
Interest expense	1,780	25	(1,437)	(N)	368
Currency exchange losses	208	—	—		208
Other expense (income)	(1,600)	4	—		(1,596)

Income (loss) from continuing operations before income taxes	(4,019)	2,058	2,172		211

Income tax expense (benefit)	(92)	857	(572)	(O)	193
Preferred stock dividends	—	221	—		221

Income (loss) from continuing operations	$(3,927)	$980	$2,744		$(203)

Earnings (loss) per common share, basic	$(0.41)	$0.06	—		$(0.00)
Weighted average shares used in computation — basic	9,500,000	17,103,671	34,632,697	(P)	51,736,368
Earnings (loss) per common share, diluted	$(0.41)	$0.05	—		$(0.00)
Weighted average shares used in computation — diluted	9,500,000	19,356,932	34,632,697		51,736,368
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
1. Basis of Presentation
     On the Closing Date, Avatech Solutions, Inc., a Delaware corporation (“Avatech”), acquired all of the issued and outstanding capital securities of Rand Worldwide, Inc., a Delaware corporation (“Rand Worldwide”), in a reverse merger transaction (the “Acquisition”). The Acquisition was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the Closing Date, by and among Avatech, ASRW Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Avatech (“Merger Sub”), Rand Worldwide, and RWWI Holdings LLC (“RWWI”), a Delaware limited liability company and the sole stockholder of Rand Worldwide. At the effective time of the Acquisition (the “Closing”), Merger Sub merged with and into Rand Worldwide, with Rand Worldwide as the surviving entity. As a result of the Acquisition, Rand Worldwide became a wholly-owned subsidiary of Avatech. The Acquisition is intended to qualify as a tax-free reorganization within the meaning of Section 368 of Internal Revenue Code of 1986, as amended. The Acquisition is being accounted for as a reverse acquisition because the number of shares issued to the former shareholders of Rand Worldwide, Inc. represent more than 50% of the number of shares of Avatech’s Common Stock outstanding immediately after the Acquisition. For accounting purposes, Rand Worldwide is deemed to be the continuing reporting entity, and the historical results of Rand Worldwide will be reflected in consolidated financial statements of the merged company.
2. Recapitalization and Merger Transaction
     Immediately prior to the Acquisition, Rand Worldwide was recapitalized. The holders of its common stock, redeemable preferred stock and term notes converted and exchanged their respective securities for membership interests in RWWI, formerly a subsidiary of Rand Worldwide. Simultaneously, Rand Worldwide merged with a subsidiary of RWWI with Rand Worldwide being the surviving entity. As a result of this exchange of Rand Worldwide securities for RWWI membership interests, (i) RWWI became the sole stockholder of Rand Worldwide and (ii) all of the associated financial obligations of the then outstanding redeemable preferred stock and term notes were settled in full and such securities no longer remain outstanding.
     On the Closing Date, RWWI received an aggregate of 34,232,682 shares (the “Merger Shares”) of Avatech’s common stock, par value $.01 per share (“Common Stock”), in exchange for all of the outstanding shares of capital stock of Rand Worldwide. Of this number, 28,800,022 shares (the “Initial Shares”) are currently held by RWWI and 5,432,660 shares (the “Escrowed Shares”) are being held in escrow by Avatech for the benefit of RWWI for up to 18 months from the Closing Date (the “Escrow Period”). RWWI may be required to surrender some or all of the Escrowed Shares to Avatech in certain circumstances described below. After giving effect to the issuance of the Merger Shares, the Merger Shares represent approximately 66.1% of Avatech’s outstanding shares of Common Stock.

     In addition to its Common Stock, Avatech has a total of 1,189,209 shares of its Series D Convertible Preferred Stock and 937 shares of its Series E Convertible Preferred Stock outstanding (each, an “Outstanding Preferred Share” and collectively, the “Outstanding Preferred Shares”), which are presently convertible into 2,180,234 and 1,441,539, respectively, shares of Common Stock. The terms of the Outstanding Preferred Shares entitle the holders thereof to vote together with holders of Avatech’s Common Stock, as a single class, on any matter submitted to holders of Avatech’s Common Stock, with each Outstanding Preferred Share entitled to one vote for each share of Common Stock into which such Outstanding Preferred Share is then convertible. When calculated based on the number of shares of Avatech common stock outstanding on a fully diluted basis, the common stock issued to RWWI is equal to approximately 59.3% of the total common equivalent shares as of the date of the Merger.
     The Merger Agreement provides that if, at any time during the Escrow Period, any of the Outstanding Preferred Shares are redeemed or purchased, then RWWI will surrender to Avatech that number of Escrowed Shares equal to 150% of the number of shares of Common Stock into which such redeemed Outstanding Preferred Shares could have been converted immediately following the Closing after giving effect to the issuance of the Initial Shares. Any Escrowed Shares so surrendered will be canceled and will constitute authorized but unissued shares of Common Stock. During the Escrow Period, RWWI will have all the rights and liabilities of a stockholder with respect to the outstanding Escrowed Shares, including the right to vote such Escrowed Shares and the right to receive dividends and other distributions thereon. Upon the expiration of the Escrow Period, all Escrowed Shares that have not been surrendered to Avatech during the Escrow Period will be delivered to RWWI.
3. Purchase Accounting
     Accounting Standards Codification (“ASC”) No. 805, Business Combinations, states that a reverse acquisition occurs if the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is the acquirer for accounting purposes. In the Acquisition, Avatech issued equity securities to RWWI and, because those equity securities represented more than 50% of the outstanding shares immediately after the Acquisition, Avatech is considered the acquiree for accounting purposes.
     ASC No. 805 also states that a business combination in which the acquirer and the acquiree exchange only equity interests, the acquisition-date fair value of the acquiree’s equity interest may be more reliably measurable than the acquisition-date fair value of the acquirer’s equity interests. Accordingly, the fair value of the consideration transferred in the Acquisition is based on the fair value of Avatech’s equity interest as of the Closing Date since Avatech is publicly traded with a quoted and reliable market price.
     The total purchase price was calculated as the fair value of the equity consideration transferred to RWWI, plus an increment representing a control premium, and was estimated to be $14.2 million in total. Consistent with the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Avatech based on their estimated fair values as of the Closing Date. The excess of the fair value of acquired assets and liabilities assumed over the purchase price is reflected as goodwill.
     The Company has engaged a firm to perform a valuation analysis of the acquired assets and assumed liabilities. While this analysis is not yet final, preliminarily, it was concluded that the net book value of Avatech’s current assets, current liabilities, property and equipment, other non-current assets and other non-current liabilities as of the Closing Date approximated their respective fair value. Accordingly, for the purposes of the pro forma presentation, the Company assumed that the carrying value of these same items as of the date of the pro forma condensed consolidated balance sheet also approximated their respective fair values; the net of all such items being $3.9 million as of March 31, 2010. It is estimated that the fair value of trade names and customer lists acquired in the Merger was $2.6 million and $3.0 million, respectively. In addition, a deferred tax liability of $2.2 million, based upon the preliminary valuation of these acquired intangible assets, will be recorded. The fair value of Avatech’s deferred revenue was estimated to be $1.0 million. The resulting goodwill is estimated to be $7.9 million as of the Closing Date.
     The current allocation of the purchase price is preliminary, pending the completion of the valuation analyses. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed as of the Closing Date of the Acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.
4. Pro Forma Adjustments
     The unaudited pro forma condensed combined financial statements include adjustments to give effect to capital transactions of Rand Worldwide occurring in connection with the Acquisition, the acquisition of Avatech by Rand Worldwide for accounting purposes and certain other material items directly attributable to the Acquisition. These adjustments are described as follows:
(A)	Preliminarily, the intangible assets acquired in the Acquisition include acquired customer lists and trade names, valued at $3.0 million and $2.6 million, respectively. This net adjustment adds these values to the combined total, while removing the previous carrying value of Avatech’s intangible assets resulting from past transactions.

(B)	The value ascribed to goodwill after the allocation of the fair value of the purchase price to the identified acquired assets and assumed liabilities is approximately $7.7 million, as of the date of the unaudited pro forma condensed combined balance sheet. This value will differ from that of the final purchase price allocation, as that allocation will use the fair value of certain assets and liabilities of Avatech as of the actual Closing Date. This adjustment adds this value to the combined total, while removing the previous carrying value of Avatech’s goodwill resulting from past transactions.

(C)	This adjustment records the $1.1 million of professional fees incurred as a result of the Acquisition as an accrued liability. As these costs will not have a continuing impact on the combined business, they have not been reflected in the unaudited pro forma condensed consolidated statement of operations.

(D)	This adjustment reduces the carrying value of Avatech’s deferred revenue to reflect its estimated fair value. The pro forma adjustment was determined by applying the ratio of the fair value to the carrying value determined as of the Closing Date to the carrying value of Avatech’s deferred revenue as of the date of the condensed consolidated pro forma balance sheet.

(E)	This adjustment reflects the impact of the recapitalization of Rand Worldwide, which included the conversion and exchange of Rand Worldwide’s outstanding redeemable preferred stock and term notes (Note 2).

(F)	This adjustment records the estimated fair value of the acquired deferred tax liabilities resulting from the Acquisition.

(G)	This adjustment eliminates the par value of the common stock of Rand Worldwide of $10,000 and adds the par value of the common stock issued by Avatech to effect the Acquisition of $348,000.

(H)	This net adjustment eliminates the historical carrying value of Avatech’s additional paid-in capital account of $12.4 million; reflects the impact of the recapitalization of Rand Worldwide which converted the carrying value of Rand Worldwide’s term notes and redeemable preferred stock to common stock, increasing additional paid-in capital by approximately $50.0 million; reduces the additional paid-in capital account by $520,000 to reflect the issuance of common shares without proceeds pursuant to the Merger; and adds the $14.2 million of consideration transferred in the Acquisition.

(I)	This adjustment eliminates the historical accumulated deficit of Avatech and also reflects the impact of recording $1.1 million of professional fees incurred as a result of the Acquisition.

(J)	This adjustment reflects the revaluation of the carrying value of Avatech’s deferred revenue balance, which serves to reduce recognized revenue over the subsequent twelve month period. No adjustment is required for the interim period as the contracts underlying the deferred revenue balance were of a duration of less than twelve months.

(K)	These adjustments conform the reporting of certain costs and expenses such that their classification is consistent between the combined companies for the periods presented (also see L.c below). There is no impact on net income (loss) from continuing operations as a result of these reclassifications.

(L)	This net adjustment includes:
a.	The elimination of the salary and benefit costs related to certain management employees terminated as a result of the Acquisition. Such amounts are $1.0 million and $753,000 for the twelve and nine-month periods, respectively.

b.	The acceleration of certain deferred compensation charges related to stock options granted to employees of Avatech, the vesting for which accelerated as a result of the Acquisition. As a result, incremental compensation charges related to the acceleration of $227,000 were added to the 12 month period and compensation charges of $60,000 which were included in the historical results in the nine month period were reversed.

c.	The reclassification of certain costs from cost of revenue to operating expenses in order to conform the accounting policies of the companies.

(M)	This net adjustment records the new amortization expense related to the preliminary value assigned to the identified intangible assets. Preliminarily, the acquired customer list and the acquired trade names are assumed to have useful lives of fifteen years and the amortization has been recorded on a straight-line basis. In addition, amortization charges previously recorded by Avatech have been reversed as those intangible assets no longer have carrying value in the combined company.

(N)	This adjustment eliminates the interest expense recorded by Rand Worldwide related to its term loans, which as a result of the Acquisition are no longer outstanding.

(O)	This adjustment records the net tax effect of the pro forma adjustments that impact income (loss) before income taxes. The incremental tax expense is calculated assuming a statutory federal rate of 34.0% and a blended state rate of 5.33%. The differences between the statutory rates and the effective rates relate to the permanent book to tax difference consisting of goodwill impairment and other non-deductible expenses. Federal tax is calculated on a consolidated level; however, state tax is calculated at the separate entity level, resulting in a combined effective state rate of 0.06% for the 12 month period and 24.87% for the nine month period. The federal tax effective rate for the 12 month period and the nine month period is 23.56% and 17.06%, respectively. The total federal and state tax effective rate for the 12 month period and the nine month period is 23.62% and 41.93%, respectively. Based on the combined entities projections of income, it is expected the net operating loss for the 12 month period, will result in a future tax benefit; therefore, no valuation allowance adjustment was applied to the tax expense calculation for the 12 month period.

(P)	This adjustment adds the shares issued to effect the Acquisition to the calculation of earnings per share.